UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2007

SVB FINANCIAL GROUP
(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On January 25, 2007, the Board of Directors (the “Board”) of SVB Financial Group (the “Company”) approved an amendment (the “Amendment”) to Sections 1 and 4 of Article V of the Company’s Amended and Restated Bylaws (the “Company Bylaws”), effective as of such date.  The Amendment provides that upon resolution(s) of the Board, some or all of any or all classes or series of the Company’s stock shall be uncertificated shares (provided that any such resolution(s) shall not apply to shares represented by a certificate until such certificate is surrendered to the Company).  Prior to the Amendment, the Company Bylaws did not allow for uncertificated shares.  The Amendment also provides that the Company shall not have the power to issue a certificate in bearer form.

The Board approved the Amendment to enable the Company to comply with recent rules promulgated by the Nasdaq Stock Market requiring Nasdaq-listed issuers to be eligible for direct share registration programs by January 1, 2008. In connection with the Amendment, the Board also approved a resolution providing that effective as of January 1, 2008, the Company’s common stock will no longer be certificated (provided that each certificated share of common stock issued prior to such date will remain outstanding in certificated form until such share is surrendered to the Company).

The foregoing description of the Amendment to the Company Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Company Bylaws (as amended by the Amendment), which is filed as Exhibit 3.2 attached hereto and is incorporated herein by reference in its entirety.

Item 9.01            Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
3.2	Amended and Restated Bylaws of SVB Financial Group, as amended through January 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2007	SVB FINANCIAL GROUP

	By:	/s/ MARY DENT
	Name:	Mary Dent
	Title:	General Counsel

Exhibit Index

Exhibit No.	Description
3.2	Amended and Restated Bylaws of SVB Financial Group, as amended through January 25, 2007